Exhibit 99.1

FOR IMMEDIATE RELEASE

LECG CORPORATION REPORTS THIRD QUARTER 2005 RESULTS

Expert and Professional Staff Revenues Grew 29%, EPS Was $0.22,
 Incurred Non-Cash Charge of $0.03 per Share

Emeryville, CA, November 1, 2005 – LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the third quarter ended September 30, 2005.

Third Quarter 2005 Financial Results

Revenues for the third quarter increased 27% to $71.4 million from $56.1 million for the third quarter of 2004. Expert and professional staff revenues increased 29%. Organic growth of expert and professional staff revenues was 20%. Performance based revenue was $1.2 million this quarter compared to $1.8 million for the same period last year.

Net income was $5.4 million in the third quarter of 2005, 16% higher than net income of $4.7 million reported in the third quarter of last year. Net income per diluted share was $0.22 this quarter compared to net income per diluted share of $0.20 in the same period a year ago. Diluted shares outstanding increased 7% to 25.1 million in the third quarter of 2005 from 23.4 million for the same period in 2004.

Included in the third quarter of 2005 results is a non-cash charge to write-off goodwill of $1.1 million, or $0.03 per share, in connection with the previously announced departure in September of certain experts and staff from the insurance claims practice.

EBITDA(1) for the third quarter of 2005 was $10.1 million, a 14% increase over EBITDA(1) of $8.9 million in the third quarter of 2004. Adjusted EBITDA(2), which adds-back the non-cash goodwill write-off, was $11.2 million for the quarter, a 26% increase over the third quarter of 2004.

“LECG’s growth in the third quarter continued in terms of revenues, profitability, and additions to our talent base,” said LECG chairman, Dr. David Teece.  “This ongoing growth reflects success in attracting leading experts seeking a platform to advise clients around the world.”

Nine-Month Financial Results

Revenues for the nine months ended September 30, 2005 increased 40% to $213.6 million from $152.8 million for the same period in 2004. Expert and professional staff revenues increased 42%.  Performance based revenue was $1.7 million for the first nine months of 2005 and $3.6 million for the same period in 2004.

Net income for the nine months ended September 30, 2005 was $16.6 million, 38% higher than net income of $12.0 million in the first nine months of 2004. Net income per diluted share was $0.68 for the first nine months of 2005 compared to net income per diluted share of $0.51 in the same period in 2004. Diluted shares outstanding increased 5% to 24.4 million in 2005 from 23.3 million in 2004.

EBITDA(1) for the nine months ended September 30, 2005 was $30.6 million, a 35% increase over EBITDA(1) of $22.8 million in the same period in 2004. Adjusted EBITDA(2), which adds-back the non-cash goodwill write-off, was $31.7 million for the first nine months of 2005, a 39% increase over the same period in 2004.

2000 Powell Street, Suite 600, Emeryville, CA 94608

main 510.985.6700 fax 510.653.9898 www.lecg.com

Operating Metrics

LECG ended the third quarter with 1,104 employees and exclusive independent contractors, an increase of 14% from 968 as of June 30, 2005. Expert headcount increased to 326 from 319 as of June 30, 2005, and professional staff headcount increased to 548 from 443. Professional staff utilization for the third quarter of 2005 was 80%, as it was in the prior year period.

2005 Fiscal Year Outlook

For the full year 2005, LECG anticipates that revenues will be in the range of $283 to $290 million. Net income is expected to be in the range of $22.0 to $23.0 million, and earnings per diluted share is expected to be in the range of $0.91 to $0.93.

David Kaplan, president of LECG, commented, “LECG continues to deliver positive results as we expand our service offerings.  The breadth and depth of our expertise provide clients with unparalleled talent to address complex, high-stakes problems.”

Conference Call Webcast Information

To listen to a live audio webcast of LECG’s third quarter 2005 financial results conference call, visit the company’s website www.lecg.com. The conference call begins at 5:00 pm Eastern time today. A replay of the call will also be available on the company’s website one hour after completion of the live broadcast.

About LECG

LECG, a global expert services firm, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies around the world. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the Company and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations as of today, November 1, 2005.  There may be events in the future that the Company is not able to accurately predict or control, and they may cause actual results to differ materially from expectations.  Information contained in these forward looking statements is inherently uncertain, and actual performance is subject to a number of risks, including but not limited to, among others, dependence on key personnel, acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the Company’s service offerings, the ability of the Company to integrate successfully new experts into its practice, intense competition and potential professional liability.  Further information on these and other potential risk factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Contacts

Jack Burke, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters and Nine Months Ended September 30, 2005 and 2004

(in thousands, except per share data)

(Unaudited)

	Quarter ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenues	$71,366	$56,066	$213,628	$152,847
Cost of services	(47,192)	(37,000)	(142,045)	(101,048)
Gross profit	24,174	19,066	71,583	51,799
Operating expenses:
General and administrative expenses	(12,837)	(10,225)	(39,824)	(29,005)
Depreciation and amortization	(1,141)	(1,044)	(2,968)	(2,677)
Goodwill write-off	(1,063)	—	(1,063)	—
Operating income	9,133	7,797	27,728	20,117
Interest income	225	69	623	251
Interest expense	(107)	(61)	(218)	(183)
Other income (expense), net	(131)	27	(50)	(27)
Income before income tax	9,120	7,832	28,083	20,158
Income tax provision	(3,720)	(3,179)	(11,514)	(8,184)
Net income	$5,400	$4,653	$16,569	$11,974

Net income per share:
Basic	$0.23	$0.21	$0.71	$0.55
Diluted	$0.22	$0.20	$0.68	$0.51
Share amounts:
Basic	23,678	22,049	23,201	21,725
Diluted	25,051	23,365	24,441	23,333

LECG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2005 and December 31, 2004

(in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$27,779	$42,082
Accounts receivable, net of allowance of $592 and $433	91,207	73,137
Prepaid expenses	4,854	3,456
Deferred tax assets, net	471	1,476
Current portion of signing bonuses and other current assets	10,432	10,162
Total current assets	134,743	130,313
Property and equipment, net	10,530	6,493
Goodwill	69,254	57,947
Other intangible assets, net	10,544	478
Long-term portion of signing bonuses and other assets	27,554	19,480
Total assets	$252,625	$214,711

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$5,275	$6,701
Accrued compensation	40,226	37,599
Payable for business acquisitions - current	3,985	6,183
Deferred revenue	1,883	1,409
Total current liabilities	51,369	51,892
Payable for business acquisitions - long-term	2,400	2,400
Deferred compensation plan	6,051	3,203
Deferred tax liability	386	386
Deferred rent and other long-term liabilities	5,131	2,443

Stockholders’ equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 24,090,669 and 22,813,471 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	24	23
Additional paid-in capital	141,988	125,070
Deferred equity compensation	(1,180)	(1,580)
Accumulated other comprehensive income	171	1,158
Retained earnings	46,285	29,716
Total stockholders’ equity	187,288	154,387
Total liabilities and stockholders’ equity	$252,625	$214,711

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2005 and 2004

(in thousands)

(Unaudited)

	Nine months ended
	September 30,
	2005	2004
Cash flows from operating activities
Net income	$16,569	$11,974
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	122	165
Depreciation and amortization of property and equipment	2,249	1,834
Amortization of other intangibles	719	843
Goodwill write-off	1,063	—
Amortization of signing and performance bonuses	5,106	2,812
Equity based compensation	418	(73)
Tax benefit from option exercises and equity compensation plans	5,782	2,718
Deferred rent	1,142	801
Other	(119)	58
Changes in assets and liabilities:
Accounts receivable	(18,240)	(23,318)
Prepaid and other current assets	(121)	(3,009)
Accounts payable and other accrued liabilities	(1,454)	4,445
Accrued compensation	(2,628)	2,198
Signing bonuses and other assets	(9,360)	(18,341)
Other	5,137	1,949
Net cash provided by (used in) operating activities	6,385	(14,944)
Cash flows from investing activities
Business acquisitions, net of acquired cash	(24,597)	(24,996)
Purchase of property and equipment	(5,924)	(2,781)
Other	(49)	(51)
Net cash used in investing activities	(30,570)	(27,828)
Cash flows from financing activities
Proceeds from secondary offering, net of offering costs	1,311	—
Proceeds from issuance of stock - employee stock plan	925	1,109
Exercise of stock options	8,634	2,604
Receivable from unitholders	—	295
Distributions to common unit holders	—	(4,235)
Net cash provided by (used in) financing activities	10,870	(227)
Effect of exchange rates on changes in cash	(988)	(36)
Increase (decrease) in cash and cash equivalents	(14,303)	(43,035)
Cash and cash equivalents, beginning of year	42,082	67,177
Cash and cash equivalents, end of period	$27,779	$24,142

Supplemental disclosure
Cash paid for interest	$60	$288
Cash paid for income taxes	$5,012	$655
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	$1,250	$1,959

LECG CORPORATION
EBITDA (1) and Adjusted EBITDA (2)

For the Quarters and Nine Months Ended September 30, 2005 and 2004
(in thousands)

	Quarter ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Net income	$5,400	$4,653	$16,569	$11,974
Add back (subtract):
Provision for income taxes	3,720	3,179	11,514	8,184
Interest, net	(118)	(8)	(405)	(68)
Depreciation and amortization	1,141	1,044	2,968	2,677

EBITDA (1)	$10,143	$8,868	$30,646	$22,767

Adjustments to EBITDA
Goodwill write-off	1,063	—	1,063	—
Adjusted EBITDA (2)	$11,206	$8,868	$31,709	$22,767

(1)          EBITDA is a non-GAAP financial measure defined by the Company as net income before provision for income taxes, interest, and depreciation and amortization.  The Company believes that EBITDA is a useful measure of financial performance of the business.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(2)          Adjusted EBITDA is a non-GAAP financial measure defined by the Company that adjusts EBITDA as defined in (1) above for the non-cash goodwill write-off of $1,063,000 recognized in the third quarter of 2005.  The Company believes that Adjusted EBITDA is a useful measure of financial performance of the business.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.